Exhibit 99.1

Atanas H. Atanasov

6120 S. Yale Ave, Suite 805

Tulsa, OK 74136

H. Michael Krimbill

Chief Executive Officer

NGL Energy Holdings LLC, general partner of NGL Energy Partners LP

6120 S. Yale Ave, Suite 805

Tulsa, OK 74136

January 27, 2016

Dear Mike,

I hereby resign my position as Chief Financial Officer and Treasurer of NGL Energy Holdings, LLC, the general partner of NGL Energy Partners LP, effective February 5, 2016.  I am leaving to pursue another business opportunity in Dallas-Fort Worth.  This opportunity also accommodates the wishes of my family to return to the DFW area.

Best Regards,

/s/ Atanas H. Atanasov
Atanas H. Atanasov

cc: James C. Kneale
Chairman, Audit Committee of the Board of Directors
NGL Energy Holdings LLC